UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

                 Pursuant to Section 13 OR 15(d)
             of the Securities Exchange Act of 1934

              Date of Report:     February 3, 2006
      (Date of earliest event reported:  January 30, 2006)

                HAVERTY FURNITURE COMPANIES, INC.
     (Exact name of registrant as specified in its charter)

         Maryland            1-14445           58-0281900
      (State or other      (Commission           (I.R.S.
      jurisdiction of     File Number)          Employer
     incorporation or                        Identification
       organization)                              No.)


                      780 Johnson Ferry Road,
                            Suite 800,
                      Atlanta, Georgia 30342
      (Address of principal executive officers) ( Zip Code)
       Telephone number, including area code:   (404) 443-2900



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[  ]  Written  communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting  material pursuant to Rule 14a-12 under  the  Exchange
      Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
            --------------------------------------------

       On January 30, 2006, the Executive Compensation and Employee Benefits Committee (the "Compensation Committee") of the Board of Directors of Haverty Furniture Companies, Inc. (the "Company" or "Havertys") set 2006 annual base salaries, effective January 1, 2006, for all executive officers. Such annual base salaries are the same for each of the Company's six highest paid executive officers (together, the "named executive officers") as in 2005, other than for Messrs. Haverty and Burdette, whose annual base salaries were both increased from $210,000 to $215,000.

     On January 30, 2006 the Compensation Committee also approved cash bonuses for the named executive officers. The cash bonuses which will be paid in early February 2006 for such officers' service during 2005 are as follows:


                                                           2005
    Named                                                 Bonus
 Executive Officer    Position                            Award
------------------   ---------------------------------   --------

Clarence H. Ridley   Chairman                             $80,000

Clarence H. Smith    President
                       and Chief Executive Officer        $80,000

Dennis L. Fink       Executive Vice President and
                       Chief Financial Officer            $80,000

M. Tony Wilkerson    Executive Vice President,
                       Merchandising                      $80,000

Rawson Haverty, Jr.  Senior Vice President,
                       Real Estate and Development        $80,000


Steven G. Burdette   Senior Vice President, Operations    $80,000


     The 2005 bonus amounts for the named executive officers are 38.9% lower in total than the amounts awarded for 2004 with individual amounts ranging from 27.3% to 50.0% lower.

     On January 30, 2006, the Compensation Committee also approved a management incentive plan (the "Plan") to determine 2006 cash bonuses for the Company's executive officers. Those individuals who are deemed "officers" of Havertys for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended ("Executive Officers") are eligible to participate in the Plan for 2006. The Plan provides for bonuses based on a combination of Havertys achieving a threshold amount of earnings per share (the "EPS criterion") and the participant meeting additional performance criteria established by the Compensation Committee for such individual. The EPS criterion is a part of each participant's bonus calculation. Performance goals in addition to the EPS criterion include increases in comparable store sales, improvements in gross profit margins and reductions of selling, general and administrative margins. Performance goals and their respective weighting in determining bonuses vary by participant.

     The Plan provides for the participant target bonuses to range from 40% to 65% of 2006 salary. The amount of bonuses to be paid to each participant will range from 0% to 120% of the target bonus based upon the extent to which the performance objectives under each of four established criteria or goals are met. The minimum level of performance is set at 80% of each goal and if the minimum level is not met, no cash bonus relative to that goal will be paid.

     The Committee approved the following relative to the Plan and the Company's named executive officers: the weighting of the EPS criterion is 85% in determining bonuses for Messrs. Ridley and Smith, 75% for Mr. Fink, 65% for Mr. Burdette and 60% for Messrs. Wilkerson and Haverty.

     The potential 2006 cash bonus amounts payable to each of the named executive officers assuming 100% of the target award opportunity for each participant's performance criteria are achieved are as follows:

                                                              2006
   Named                                                     Target
Executive Officer       Position                           Bonus Award
-------------------     -------------------------------    ---------

Clarence H. Ridley      Chairman                            $220,000

Clarence H. Smith       President
                          and Chief Executive Officer       $240,000

Dennis L. Fink          Executive Vice President
                          and Chief Financial Officer       $200,000

M. Tony Wilkerson       Executive Vice President,
                          Merchandising                     $160,000

Rawson Haverty, Jr.     Senior Vice President,
                          Real Estate and Development       $140,000

Steven G. Burdette      Senior Vice President, Operations   $140,000





                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            HAVERTY FURNITURE COMPANIES, INC.


February 3, 2006            By: /s/ Jenny H. Parker
                               --------------------------------
                                    Jenny H. Parker
                               Vice President, Secretary
                                    and Treasurer